                                                                    Exhibit 99.1

GlobalOptions Group Signs Comprehensive, Multi-Year Contract with State of
Louisiana

NEW YORK--

      GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, today announced that it has been chosen by the State of Louisiana to extend its consulting contract for two years, with the state's option for one additional year; each year represents up to $19.5 million in contract revenue.

      The new contract expands GlobalOptions' role as the state's lead disaster and recovery manager, covering continued work with regard to both hurricanes
Rita and Katrina. This includes the development of policies in coordination with public and private entities at all levels, while allowing for additional advisory services should another catastrophic event occur. GlobalOptions'
Security Consulting & Investigations arm will also continue to provide forensic accounting analysis in support of these services.

      "We are extremely pleased that the State of Louisiana has valued our services and extended our contract in order to make further progress towards recovery," said Dr. Harvey Schiller, Chairman and CEO of GlobalOptions Group.
"With our help, the state has been able to review and process more than $2.6 billion worth of public assistance grants into Louisiana parishes and jump-start a mitigation program in order to reduce the risk of similar levels of damage during future disasters like Katrina and Rita."

      GlobalOptions led a response team into Baton Rouge, assisted with the organization of a joint operations center, and provided essential state and local personnel with necessary tools to communicate effectively statewide. Since the devastation of hurricane Katrina nearly two years ago, the Company has managed more than 200 professionals who assisted in the development of over
20,000 projects; trained numerous state and local officials; and executed the state's responsibilities for the clean-up and removal of debris.

      The contract was awarded through an open and competitive bid process, and
FEMA, which reviews and funds the contract, has been involved in every step of the process. GlobalOptions, in agreement with the State of Louisiana, has reduced the hourly rates as a result of switching to a long term contract.

      "While this is a significant achievement for GlobalOptions, and one that we believe validates our high level of risk mitigation expertise, the contract took longer to execute than expected," added Dr. Schiller. "The contract renewal process, which coincided with a request by the state to bring in more contractors and locally-hired personnel, has required additional time to complete. Due to these delays, we now expect revenue for the full year 2007 to be in the range of $85 to $90 million. For calendar 2008, we currently anticipate revenue to be in the range of $105 to $115 million."

      About GlobalOptions Group, Inc.

      GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, Fortune 1,000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. Our services currently include risk management and security, investigations and litigation support, anti-fraud solutions and business intelligence, and crisis management and preparedness services. Additional information can be found at
www.globaloptions.com.

      Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the
Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information, and the continued successful implementation of the Company's business strategy.

      Certain of these risks and uncertainties are described in greater detail in the Company's filings with the Securities and Exchange Commission. The
Company is under no obligation to (and expressly disclaims any such obligation
to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Source: GlobalOptions Group, Inc.